UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2023

SINGULARITY FUTURE TECHNOLOGY LTD.

(Exact name of registrant as specified in charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

98 Cutter Mill Road

Suite 322

Great Neck, NY 11021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SGLY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On January 9, 2023, Singularity Future Technology Ltd. (the “Company”), entered into an Executive Separation Agreement and General Release (the “Separation Agreement”), with Lei Cao, an employee of the Company and a member of the Board of Directors of the Company (the “Board”), setting forth the terms and conditions related to (1) the termination of Mr. Cao’s employment with the Company and the termination of the employment agreement dated as of November 1, 2021 as well as cancellation and/or termination of certain other agreements relating to Mr. Cao’s employment with the Company; and (2) Mr. Cao’s resignation from the Board, effective as of January 9, 2023.

Pursuant to the Separation Agreement, Mr. Cao submitted a letter of resignation from the Board on January 9, 2023. In addition, he agreed to forfeit and return to the Company the 600,000 shares of common stock of the Company granted to him on August 13, 2021 under the terms of the 2014 Equity Incentive Plan of the Company (the “2021 Shares”). Mr. Cao also agreed to cooperate with the Company regarding certain investigations and proceedings set forth in the Separation Agreement, and/or any other matters arising out of or related to Mr. Cao’s relationship with or service to the Company. In consideration, the Company agreed to provide the following benefits to which Mr. Cao was not otherwise entitled: (1) payment of reasonable attorneys’ fees and costs incurred by Mr. Cao up through January 9, 2023 associated with Mr. Cao’s personal legal representation in matters relating to Mr. Cao’s tenure with the Company, the investigations and proceedings set forth in the Separation Agreement, and the negotiation and drafting of the Separation Agreement; (2) the release of claims in Mr. Cao’s favor contained in the Separation Agreement; and (3) payment of Mr. Cao’s reasonable and necessary legal fees to the extent incurred by Mr. Cao as a result of his cooperation as required by the Company under the terms of the Separation Agreement. Additionally, the Separation Agreement contains mutual general releases and waiver of claims from Mr. Cao and the Company.

The foregoing description of the Separation Agreement is a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed hereto as Exhibit 10.1.

Item 1.02.	Termination of a Material Definitive Agreement

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Separation Agreement
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

*	Certain portions of this exhibit have been redacted pursuant to Item 601(a)(6) of Regulation S-K and marked by brackets and asterisks. The Company hereby undertakes to furnish supplementally an unredacted copy of the exhibit upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2023

SINGULARITY FUTURE TECHNOLOGY LTD.

By:	/s/ Jing Shan
	Name:	Jing Shan
	Title:	Chief Operating Officer

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